                                                                   EXHIBIT 4.06





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                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 21, 1999

                                     between

                                OGE ENERGY CORP.,

                                    AS ISSUER

                                       and

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                                   AS TRUSTEE



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                               TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I             DEFINITIONS................................................................................2

     Section 1.1.          Definition of Terms...................................................................2

ARTICLE II            GENERAL TERMS AND CONDITIONS OF THE DEBENTURES.............................................3

     Section 2.1.          Designation and Principal Amount......................................................3
     Section 2.2.          Maturity..............................................................................3
     Section 2.3.          Form and Payment......................................................................3
     Section 2.4.          Global Debenture......................................................................3
     Section 2.5.          Interest..............................................................................5
     Section 2.6.          Preferred Security Holders' Rights....................................................6
     Section 2.7.          Authorized Denominations..............................................................6

ARTICLE III           REDEMPTION OF THE DEBENTURES...............................................................6

     Section 3.1.          Special Event Redemption..............................................................6
     Section 3.2.          Optional Redemption by Company........................................................6
     Section 3.3.          No Sinking Fund.......................................................................7

ARTICLE IV            EXTENSION OF INTEREST PAYMENT PERIOD.......................................................7

     Section 4.1.          Extension of Interest Payment Period..................................................7
     Section 4.2.          Notice of Extension...................................................................8
     Section 4.3.          Limitation of Transactions............................................................8

ARTICLE V             EXPENSES...................................................................................9

     Section 5.1.          Payment of Expenses...................................................................9
     Section 5.2.          Payment Upon Resignation or Removal...................................................9

ARTICLE VI            NOTICE....................................................................................10

     Section 6.1.          Notice by the Company................................................................10

ARTICLE VII           COVENANT TO LIST ON EXCHANGE..............................................................11

     Section 7.1.          Listing on an Exchange...............................................................11

ARTICLE VIII          FORM OF DEBENTURE.........................................................................11

     Section 8.1.          Form of Debenture....................................................................11

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                                                     TABLE OF CONTENTS
                                                        (CONTINUED)
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                                                                                                               PAGE
ARTICLE IX            ORIGINAL ISSUE OF DEBENTURES..............................................................19

     Section 9.1.          Original Issue of Debentures.........................................................19

ARTICLE X             MISCELLANEOUS.............................................................................19

     Section 10.1.         Ratification of Indenture............................................................19
     Section 10.2.         Trustee Not Responsible for Recitals.................................................19
     Section 10.3.         Governing Law........................................................................19
     Section 10.4.         Separability.........................................................................19
     Section 10.5.         Counterparts.........................................................................20
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                                       -ii-

         FIRST SUPPLEMENTAL INDENTURE, dated as of October 21, 1999 (the "First Supplemental Indenture"), between OGE ENERGY CORP., a corporation duly organized and existing under the laws of the State of Oklahoma, having its principal office at 321 North Harvey Avenue, Oklahoma City, Oklahoma 73102, (the "Company"), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the indenture dated as of October 20, 1999 (the "Indenture"), to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8.375% Junior Subordinated Debentures due October 15, 2039 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

         WHEREAS, OGE Energy Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $200,000,000 aggregate liquidation amount of its 8.375% Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,190,000 aggregate liquidation amount of its 8.375% Common Securities, in $206,190,000 aggregate principal amount of the Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.          Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Delaware Trustee; (iii) Depositary; (iv) Preferred Security Certificate; (v) Property Trustee; (vi) Regular Trustees;
(vii) Special Event; (viii) Tax Event; (ix) Investment Company Event; and (x) Securities;

         (f) the following terms have the meanings given to them in this Section 1.1(f):

         "Additional Interest" shall have the meaning set forth in Section
2.5(c).

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Declaration" means the Amended and Restated Declaration of Trust of OGE Energy Capital Trust I, a Delaware statutory business trust, dated as of October 21, 1999.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event or otherwise, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Securities issued by the Trust pro rata in accordance with the Declaration.

         "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

         "Global Debenture" shall have the meaning set forth in Section 2.4.

         "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4.

         "Optional Redemption Price" shall have the meaning set forth in
Section 3.2(a).

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1           Designation and Principal Amount.

         There is hereby authorized a series of Securities designated the "8.375% Junior Subordinated Debentures due 2039", limited in aggregate principal amount to $206,190,000 (the "Debentures"), which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 303 of the Indenture.

SECTION 2.2           Maturity.

         The Maturity Date will be October 15, 2039.

SECTION 2.3           Form and Payment.

         Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4           Global Debenture. For purposes of the Debentures only,
Section 205 of the Indenture is hereby amended to read in its entirety as provided in this Section 2.4:

         (a) In connection with a Dissolution Event,

                  (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture.

         (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time that the Depositary for such series is required to be registered as under the Securities Exchange Act of 1934, such Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 301 of the Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5.          Interest.

         (a) Each Debenture will bear interest at the rate of 8.375% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an "Interest Payment Date") commencing on January 15, 2000, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the regular record date for such interest installment shall be the fifteenth day next preceding the applicable Interest Payment Date.

         (b) The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust or the Property Trustee, as applicable, would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6.          Preferred Security Holders' Rights.

         If an Event of Default constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures under this First Supplemental Indenture or under the Indenture.

SECTION 2.7.          Authorized Denominations.

         The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

                                  ARTICLE III

                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.          Special Event Redemption.

         If a Special Event has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2.          Optional Redemption by Company.

         (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Eleven of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after October 15, 2004, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each beneficial owner of Debentures to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

         (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.3.          No Sinking Fund.

         The Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.          Extension of Interest Payment Period.

         The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest for a period not exceeding 20 consecutive quarters by extending the interest payment period to a subsequent Interest Payment Date for such Debentures (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this
Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the record date in respect of the Interest Payment Date occurring at the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all previous and further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period until the end thereof, except upon a redemption of the Debentures during an Extended Interest Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.          Notice of Extension.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures, but in any event at least two business days prior to the record date.

         (c) The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.

SECTION 4.3.          Limitation of Transactions.

         If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, then, during such Extended Interest Payment Period or until such Event of Default shall have been cured, waived or cease to exist, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions by way of issuance of the Company's common stock, (ii) payment under the guarantee in respect of the Securities, (iii) dividends in connection with the implementation of a shareholder's rights plan, or the issuing of stock under such a plan or the repurchase of such rights or (iv) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock) or make any guarantee payment with respect thereto, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Indebtedness issued by the Company, or any of its subsidiaries or any other Person, which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Security Guaranty).

                                   ARTICLE V

                                    EXPENSES


SECTION 5.1.          Payment of Expenses.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions payable to the underwriters and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

         (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and costs relating to the dissolution of the Trust);

         (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.          Payment Upon Resignation or Removal.

         Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 610 of the Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 6.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI

                                     NOTICE

SECTION 6.1.          Notice by the Company.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of Article Fourteen of the Indenture. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.1 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 601 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to Article Fourteen of the Indenture, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Article Fourteen of the Indenture, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                                  ARTICLE VII

                          COVENANT TO LIST ON EXCHANGE

SECTION 7.1.          Listing on an Exchange.

         If the Debentures are to be issued as a Global Debenture in connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VIII

                                FORM OF DEBENTURE

SECTION 8.1.          Form of Debenture.

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.
   -------------------------
$
 ---------------------------
CUSIP No.
         -------------------

                               OGE ENERGY CORP.

                     8.375% JUNIOR SUBORDINATED DEBENTURE
                                   DUE 2039

         OGE ENERGY CORP., an Oklahoma corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ______________ Dollars ($_________) on October 15, 2039, and to pay interest on said principal sum from ____________, 1999, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 15, April 15, July15 and October 15 of each year commencing January 15, 2000, at the rate of 8.375% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly period for which interest is computed, interest shall be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more predecessor securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more predecessor securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:
      ---------------------------

                                       OGE ENERGY CORP.


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:
Attest:


By:
   -------------------------------
Name:
Title:

                   (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


      By:                                   By:
         --------------------------------      --------------------------------
         as Trustee                            as Authentication Agent


                                        or


      By:                                   By:
         --------------------------------      --------------------------------
         Authorized Signatory                  Authorized Signatory

                          (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of October 20, 1999, duly executed and delivered between the Company and Bank of Oklahoma, National Association, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of October 21, 1999, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to October 15, 2004. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after October 15, 2004 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

         If, at any time, a Special Event (as defined below) shall occur or be continuing, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

         "Special Event" means a Tax Event or an Investment Company Event.

         "Tax Event" means the receipt by the Trust of an opinion of independent tax counsel experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, by the Company for United States federal income tax purposes, or
(iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after October 18, 1999.

         Any redemption pursuant to the occurrence of a Tax Event will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price.

         If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each beneficial holder thereof to be redeemed in accordance with its procedures.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions by way of issuance of the Company's common stock, (ii) payment under the guarantee in respect of the Securities,
(iii) dividends in connection with the implementation of a shareholder's rights plan, or the issuing of stock under such a plan or the repurchase of such rights or (iv) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock) or make any guarantee payment with respect thereto, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Indebtedness (including guarantees) issued by the Company, any of its Subsidiaries or any other Person, that rank pari passu with or junior to such Debentures or make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debentures. The Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amount then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in Oklahoma City and State of Oklahoma accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series (so issued) are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE IX

                          ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1.          Original Issue of Debentures.

         Debentures in the aggregate principal amount of $206,190,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                   ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1.         Ratification of Indenture.

         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2.         Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.3.         Governing Law.

         This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Oklahoma, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.4.         Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.5.         Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                         OGE ENERGY CORP.

                                         By:  /s/ James R. Hatfield
                                             -----------------------------------
                                         Name:   James R. Hatfield
                                         Title:  Vice President, Chief Financial
                                                 Officer and Treasurer

    [Seal]
    Attest:

    By: /s/ A.M. Strecker
       -------------------------------
    Name: A.M. Strecker
         -----------------------------
    Title: Executive Vice President
          ----------------------------
           and Chief Operating Officer
          ----------------------------



                                        BANK OF OKLAHOMA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:  /s/ Rachel Redd-Singleton
                                             -----------------------------------
                                        Name:   Rachel Redd-Singleton
                                        Title:  Assistant Vice President and
                                                Trust Officer